Exhibit 8.1 – List of Significant Subsidiaries

The following is a list of significant subsidiaries (as defined in rule 1-02(w) of Regulation S-X) of Tomkins Plc as of January 4, 2004 and the jurisdiction of incorporation of each:

Air Systems Components		Industrial & Automotive
Air System Components LP	(USA)	Formflo Ltd
Hart & Cooley Inc	(USA)	Gates GmbH	(Germany)
Ruskin Company	(USA)	Gates SA	(France)
Ruskin Air Management Ltd		Gates Argentina SA	(Argentina)
Ruskin (Thailand) Company Ltd	(Thailand)	Gates Australia Pty Ltd	(Australia)
		Gates do Brasil Industria e Comercio Ltda	(Brazil)
		Gates Canada Inc	(Canada)
		Gates Europe NV	(Belgium)
		Gates (India) Private Ltd	(India)
Engineered & Construction Products		Gates Korea Company Ltd	(Korea)
Aquatic Industries Inc	(USA)	(ordinary shares - 51% owned)
Dearborn Mid-West Conveyor Company	(USA)	Gates Nitta Belt Company (Suzhou) Ltd	(China)
Dexter Axle Company Inc	(USA)	(ordinary shares - 51% owned)
Olympus (Ormskirk) Ltd (formerly		Gates Polska S.p.z.o.o.	(Poland)
Hattersley Newman Hender Ltd)+		The Gates Rubber Company	(USA)
Lasco Bathware Inc	(USA)	Gates Rubber Company (NSW) Pty Ltd	(Australia)
Lasco Fittings Inc	(USA)	Gates Rubber Company (Singapore) Pte Ltd	(Singapore)
Mayfran International Inc	(USA)	Gates Rubber de Mexico SA de CV	(Mexico)
Mayfran Europe	(The Netherlands)	Gates (U.K.) Ltd	(Scotland)
Philips Products Inc	(USA)	Gates Unitta Asia Company Ltd	(Japan)
(ordinary shares – 51% owned)
		Gates Unitta Asia Trading Company Pte Ltd	(Singapore)
(ordinary shares – 51% owned)
		Gates Unitta (Thailand) Company Ltd.	(Thailand)
		Gates Vulca SA	(Spain)
		Ideal	(USA)
Sold post year end:		Ideal International SA*	(Mexico)
Pegler Limited+		(ordinary shares – 40% owned)
		Plews/Edelmann	(USA)
		Schrader Bridgeport International Inc	(USA)
		Schrader Bridgeport Brasil Ltda	(Brazil)
		Schrader Duncan Ltd *	(India)
(ordinary shares – 50% owned)
		Schrader Electronics Ltd	(Northern Ireland)
		Schrader SA	(France)
		Stackpole Ltd	(Canada)
		Standard-Thomson Corporation	(USA)
		Stant Manufacturing, Inc	(USA)
Trico Ltd
		Trico Latinoamericana, SA	(Argentina)
		Trico Products Corporation	(USA)
		Trico Pty Ltd	(Australia)

+ Directly owned by Tomkins plc * Associated undertaking